                                                                  Rule 424(b)(3)
                                                     Registration No. 333-112274

            ADDENDUM TO PROSPECTUS SUPPLEMENT DATED DECEMBER 8, 2004

                                                      Dated: February 1, 2005

                                 STATE OF ISRAEL
                 FOURTH LIBOR PLUS FORTY (40) BASIS POINTS NOTES
                  OFFERED IN MINIMUM SUBSCRIPTIONS OF $150,000

                                -----------------

Initial Interest Rate for Notes purchased during February 2005 is 3.40%. This interest rate was calculated as follows:

Applicable LIBOR       +        Number of basis points     =    Initial Rate
For February 2005


3.00%                  +        40 BASIS POINTS            =    3.40%

Applicable LIBOR is then adjusted July 1 and January 1.

Notes purchased in March 2005 will receive the rate and spread in effect for that sales period.

(ARNOLD & PORTER LLP LETTERHEAD)

                                    February 2, 2005



VIA EDGAR

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549
Attn:  Filing Desk

         RE: State of Israel's Registration Statement on Schedule B (Registration No. 333-112274) - Fourth Libor Plus Forty Basis Points Notes

Dear Ladies and Gentlemen:

         On behalf of the State of Israel ("Israel"), attached for filing via EDGAR pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, is Israel's Addendum to the Prospectus Supplement dated December 8, 2004 to the Prospectus dated February 26, 2004.

         If you have any questions or comments with regards to this filing, please contact the undersigned at (212) 715-1195.

                                       Very truly yours,



                                       /s/    Michelle Greenberg-Kobrin


cc:  Alan Feldstein